U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

BAKHU HOLDINGS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	26-2608821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

387 Corona St., Suite 555, Denver, CO	80218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 442-7000

Copies to:

Robert Stevens,

Receiver for Bakhu Holdings, Corp.

387 Corona St, Suite 555

Denver, CO 80218

Telephone Number: (720) 442-7000

Facsimile Number: (720) 442-7000

bkuh@somerset.vc

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $0.0001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging Growth Company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act. ☒ YES   ☐ NO

APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Check whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court. ☐ YES   ☐ NO

APPLICABLE ONLY TO CORPORATE ISSUERS

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

45,000,000 common shares issued and outstanding as of October 20, 2017

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This registration statement will become effective automatically by lapse of time 60 days from the date of the original filing pursuant to Section 12(g)(1) of the Exchange Act. As of the effective date we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means BAKHU HOLDINGS, CORP. Our principal place of business is located at 387 Corona St., Suite 555, Denver, CO 80218. Our telephone number is: (720) 442-7000.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

Item 1. Business.

Background

As of March 2015 the officers and management of Bakhu Holdings, Corp had abandoned the Company and ceased communications with Alexander Deshin, its majority shareholder. Management had stopped reporting under Section 15(d) and failed to file the necessary reports with the Nevada Secretary of State. Mr. Deshin, for fear of loss of his investment desired to hire a professional firm to attempt to revive the company and replace its management.

Mr. Deshin executed an irrevocable proxy appointing of Somerset Capital Ltd as his proxy for the purposes of executing its duties under NRS 78.655 on March 25, 2015 which is attached as Exhibit 99.1. Robert Stevens is the president of Somerset Capital Ltd. This proxy was executed for the purposes of attempting to protect the interest of Mr. Deshin and all other stockholders and creditors and remove the officers and directors of the Company. Specifically the proxy states “for the purposes of appointing a Receiver under NRS 78.655 for the purposes of corporate reorganization and removal of any current officers and directors of the company.” Our legal counsel advised us that a more powerful remedy was available under NRS 78.630, and Somerset Capital Ltd. subsequently filed for a Petition and Writ of Injunction and the Appointment of a Receiver under NRS 78.630.

A Petition for Writ of Injunction and the Appointment of a Receiver under NRS 78.630 was filed on July 6, 2015 in Nevada’s Eighth Judicial District. The petition was granted and ordered on August 20, 2015. The petition and order are attached as Exhibit 99.2. Somerset Capital Ltd’s Writ of injunction and Application for Receiver was granted in its entirety, and Somerset Capital Ltd, through the appointed Receiver, Robert Stevens was granted the authority to conduct the business of Bakhu Holdings, Corp.

The Receiver was granted full authority over the Company as described in the order attached as Exhibit 99.2 and allowed under statute. The Receiver terminated all known and unknown officers of Bakhu Holdings, Corp as of August 24, 2015.

Organization and Business Operations

Planet Resources, Corp (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 24, 2008. The Company is in the development stage as defined under ASC 915 and its efforts are primarily in exploration and extracting of fine, extra-fine and fine-dispersed gold from tailings or refuse of mining and processing industry (technogenic deposits). In May 2009 the Company also began to look for other types of business to pursue that would benefit the shareholders. In order to pursue businesses that may not be in the mining industry the name of the Company was changed with the approval of the Directors and Shareholders to Bakhu Holdings, Corp. on May 4, 2009. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from Fiscal Year, April 24, 2008 through April 30, 2011 the Company has accumulated losses of $83,442.

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On April 14, 2010, Mr. Xinan Zeng resigned as a director and the CEO and CFO of the Company. Mr. Aidan Hwuang was appointed the CEO and CFO of the Company on April 14, 2010.

On April 14, 2010, Bakhu Holdings Corp. terminated the Memorandum of Understanding signed with Shenzhen Xinhonglian Solar Energy Co (“SXSE”) on August 4, 2009 because a satisfactory audit could not be completed on SXSE. Bakhu Holdings Corp. will not pursue any other business dealings with SXSE.

The Company filed a Form S-1 on September 18, 2008, which was declared effective on October 1, 2008. The Company was required to file period ic reports under Section 15(d) of the Securities Exchange Act of 1934 and did so until June 14, 2011. The Company was never obligated to file under Section 12 or Section 13 of the Securities Exchange Act of 1934 since the Company was registered under the Securities Act of 1933 and did not register under the Securities Exchange Act of 1934 nor at any time was it required to do so.

The Company’s duty to file under Section 15(d) was automatically suspended by statute on August 1 , 2010 because the Company had less than 300 shareholders and thereby satisfied its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934. The Company, however, did not file a Form 15 and may be a “delinquent issuer” since it did not file its periodic reports from June 14, 2011 to the present. The fact that the Company may have been delinquent for the period between June 14, 2011 and the filing of this Registration Statement may taint the reputation of the Company and make it difficult to obtain a desirable business combination and may negatively impact the business and the stock.

The Company, as a voluntary reporting issuer, filed a Form 8-K on May 11, 2016 noticing the appointment of a Receiver and providing notice for creditor claims. No creditor presented a claim in the receivership action to date. The Company further filed a Form D on May 16, 2016 noticing its intent to raise capital in a contemplated transaction that never occurred. The only financing transactions the Company has obtained are loan and note related transactions described on our balance sheets, and outlined in Exhibits 4.1 and 4.2 as well as a small bank revolving credit account. On November 11, 2017 the Company also filed a preliminary information statement on Schedule 14(c) noticing the proposed reverse split in the ratio of 200-1. These filings were made on a voluntary basis and not required under Section 12 of the Securities Exchange Act of 1934.

The Company attempted to execute a reverse stock split with FINRA on April 17, 2017 and was advised by FINRA staff that although Bakhu Holdings Corp was classified as a voluntary reporting issuer it was still required to file all missing financial reports from June 14, 2011 to present and notice d a Form 15 was never filed to suspend its reporting obligations. The SEC in the Compliance and Disclosure Interpretation (“C&DI”) dated December 8, 2016 in question 153.01 stated, however: “By contrast, under Rule 15d-6, if an issuer has fewer than 300 security holders of record at the beginning of the fiscal year, a Form 15 should be filed to notify the Commission of such suspension, but the suspension is granted by statute and is not contingent on filing the Form 15.” FINRA disagreed with our position and subsequently denied our corporate action and refused to process our reverse stock split. FINRA indicated to the Receiver that one of the only acceptable solutions would be filing a Form 10-12G, hence our decision to file this registration.

While we feel the Company has satisfied its reporting obligations under Section 15(d), the Company may still be deemed to be a delinquent issuer.

Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. As of October 20, 2017, the Company has approximately $7,955 in cash and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since the termination of the Memorandum of Understanding with Shenzhen Xinhonglian Solar Energy Co (“SXSE”), except for its efforts to locate suitable acquisition candidates. The Company’s plan of operation for the remainder of the fiscal year and beyond such time shall be to continue its efforts to locate suitable acquisition candidates. As of the date of this filing, the Company has not identified any specific milestones to be achieved by any specific date.

During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of Exchange Act reports, and investigating, analyzing and consummating an acquisition. We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. Our management and stockholders have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements; however, there are no agreements in effect between the Company and our management and stockholders specifically requiring that they provide any funds to the Company. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

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The analysis of new business opportunities will be undertaken by or under the supervision of the management of the Registrant. As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. While the Company has limited assets and no revenues, the Registrant has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek out a target company in any type of business, industry or geographical location. In its efforts to analyze potential acquisition targets, the Registrant will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced; and

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. At this time the Company has not specifically identified any third parties that it may engage. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company. While the Company does not intend to retain any entity to act as a “finder”, the Company’s Receiver, through his various business contacts, and through its various contacts and affiliations with other entities, including Somerset Capital Limited (“Somerset Capital”) which is controlled by the Receiver for the Company, will likely be the only resource for identifying an acquisition.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

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The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry; the Company is aware that there are hundreds of shell companies seeking a business combination target. As a result, the Company believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We presently have no employees apart from our management which at this time is the court-appointed Receiver and his support staff. Our officer and directors are engaged in outside business activities and are employed on a full-time basis by certain unaffiliated companies. Our officer and directors will be dividing their time amongst these entities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise their fiduciary duties as an officer and/or director of the Company and believes that they will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

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It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Registrant, which could result in substantial dilution to the equity of stockholders of the Registrant immediately prior to the consummation of a transaction. Although the terms of any such transaction have not been identified and cannot be predicted, it is expected that any business combination transaction the Company may enter into would be structured as a “tax free” reorganization. It should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. The Company does not intend to supply disclosure to stockholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements. The business combination will likely require court approval, and the Receiver cannot be discharged from his duties unless under order of the court.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. Due to our management’s affiliation with Somerset Capital, we expect that Somerset Capital may be able to assist the Company in identifying a business combination target for us. We currently do not have any agreements or preliminary agreements between us and any other entities including but not limited to Somerset Capital.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine with any degree of specificity at this time as such costs are expected to be dependent on factors such as the amount of time it takes to identify and complete a business combination transaction, the location, size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, certain exemptions are available to the Company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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Item 1A. Risk Factors.

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company terminated its Memorandum of Understanding with Shenzhen Xinhonglian Solar Energy Co (“SXSE”) on April 14, 2010 due to the inability to obtain a satisfactory audit of SXSE and the Company has not had any meaningful operational activity since that time.

The Company is currently organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company has not conducted any active operations since the termination of the Memorandum of Understanding with Shenzhen Xinhonglian Solar Energy Co (“SXSE”), except for its efforts to locate suitable acquisition candidates. No revenue has been generated by the Company. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of the date of this filing, the Company had approximately $7955 in cash. On May 18, 2016, the Company issued a Receiver Certificate to an unaffiliated party and on March 25, 2017 the Company executed a revolving note with an affiliated party, Somerset Private Fund, Ltd., managed by the Receiver for the Company both to be repaid if the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). Although Somerset Private Fund, Ltd has no obligation to advance funds to the Company under the terms of the note, it is anticipated that he may advance funds to the Company as fees and expenses are incurred in the future. As a result, the Company issued the note in anticipation of such advances. Interest shall accrue on the outstanding principal amount of the note on the basis of a 360-day year from the date of borrowing until paid in full at the rate of fifteen percent (15%) per annum. This rev olving note is attached as Exhibit 4.2. As of the date of this filing, Somerset Private Fund, Ltd. has advanced $9,050 . to the Company to cover expenses incurred by the Company. The note is attached hereto as Exhibit 4.1. The Company also currently has $538 owed on its bank line of credit Except as disclosed herein, we currently have no other agreements or specific arrangements in place with our stockholders, management or other investors.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances; however there is no assurance of additional funding being available.

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The Company, as of the date of this filing had approximately $7,955 in cash and has not earned any revenues from operations to date. In the previous two fiscal years our expenses were $57,725 and $29,607 respectively, consisting primarily of professional fees, receiver fees, administrative expenses and filing fees. The ongoing expenses of the Company will be related to seeking out a suitable acquisition as well as mandatory filing requirements including our reporting requirements under the Securities Exchange Act of 1934 upon effectiveness of this registration.

The Company continues to rely on borrowings and financings either arranged by the Receiver for the Company or through entities controlled by the Receiver. The Receiver has been authorized by the court to offer receiver certificates, exempt from registration under Section 3(a)(7) of the Securities Act of 1933 to aid in fund raising, but there can be no assurance that we will be successful in raising sufficient capital to cover our expenses. The order and motion allowing the Receiver to offer these certificates is attached as Exhibit 99 .2 . In the next 12 months we expect to incur expenses equal to approximately $40,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a business combination target company vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, the size and complexity of the business of the target company, whether stockholders of the Company prior to the transaction will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. There is no assurance that we will in fact have access to additional capital or financing as a public company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officer and directors have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

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We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses. However, we contemplate that Somerset Capital may introduce business combination opportunities to us. There are currently no agreements or preliminary agreements between us and Somerset Capital.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities, including Somerset Capital, will locate a business combination target. We expect that funds in the amount of approximately $40,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required in order to complete a business combination. Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring they provide any funds to the Company. Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its Receiver at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this filing, the number of shares of Common Stock owned of record and beneficially by the Company’s directors and officers:

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Robert Stevens 387 Corona St., Suite 555 Denver, CO 80218	0	0%

Alexander Deshin(2) PR. M. Zhukova 15/2-13 Irkutsk, 664050, Russia	24,000,000	53%

All Directors and Officers as a Group (2 individuals)	24,000,000	53%

___________

(1)	Robert Stevens is court-appointed Receiver in #A-15-720990-C.
(2)	Mr. Deshin does not currently hold an officer or director position.

9

The proxy that gave rise to the receivership proceeding states “for the purposes of appointing a Receiver under NRS 78.655 for the purposes of corporate reorganization and removal of any current officers and directors of the company.” Other than the irrevocable proxy attached as Exhibit 99.1 Mr. Deshin and Mr. Stevens have no other business dealings. Additionally, Mr. Deshin. has no direct or indirect ownership or control of Somerset Capital Ltd., which is the Receiver for Bakhu Holdings, Corp. Other than his shares in Bakhu Holdings Corp, Mr. Deshin has no ownership, control, or association with any entity directly or indirectly controlled by Mr. Stevens Somerset Capital Ltd. Somerset Private Fund, Ltd. except for his interest in Bakhu Holdings, Corp.

Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

Our officer and directors and additional information concerning each of them are as follows:

Name	Age	Position
Robert Stevens	51	Court-Appointed Receiver

Robert Stevens, 51, has served as Receiver for the Company since his appointment August 20, 2015. Mr. Stevens is president of Somerset Capital Limited and has been affiliated with Somerset since its inception in 2001. Somerset Capital is a privately held company that provides consulting and advisory services for turnaround and distressed companies. Mr. Stevens has served as Receiver for numerous companies in Nevada’s Eight Judicial District and is a member of the National Association of Federal Receivers (NAFER). Mr. Stevens is also president of Somerset Private Fund, Ltd., which provides loans and financing arrangements as well as advisory services for turnaround situations.

(b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

The Company was a defendant in #A15-720990-C in Nevada’s Eighth Judicial District which resulted in the appointment of Mr. Stevens as Receiver for the Company. There have been no other events under any bankruptcy act, any criminal proceedings, and any other injunctions or judgments, orders or decrees to the Registrant or any director, executive officer, control person during the past ten years. Mr. Stevens as a Receiver is routinely a plaintiff and a defendant in numerous civil cases and none of these actions will affect the Company.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its officer and directors during the period from August 20, 2015 through the date of this filing.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Robert Stevens (1) Receiver	2017	None	None	None	$41,750	41,750
	2016	None	None	None	$22,600	22,600

__________

(1)	Robert Stevens was appointed Receiver for the Company on August 20, 2015. Fees are pursuant to the appointment document as receiver and listed above as other compensation

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company’s officer and directors have not received any cash or other compensation for the periods listed above. No compensation of any nature has been paid for on account of services rendered by a director in such capacity.

10

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Except as otherwise disclosed herein, there are currently no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On May 18, 2016 the Company issued a Receiver Certificate exempt from registration under the Securities Act of 1933 §3(a)(7) in the amount of $10,000 to an unaffiliated individual. This note bears 10% interest and is due and owing once the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). This note is attached in Exhibit 4.1

On April 7, 2017 the Company executed an unsecured revolving credit financing activity with Somerset Private Fund, Ltd., in the amount of $25,000, with interest calculated at 15%. Mr. Stevens is also the president of Somerset Private Fund, Ltd., and this note will be due and owing once the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). This note is attached in Exhibit 4.2.

Mr. Stevens as Receiver for the Company is a related party and an affiliate and president of Somerset Private Fund, Ltd . Somerset Private Fund Ltd has advanced $ 9050 under the terms of this revolving credit facility as of July 3 1, 2017.

The Company has a loan balance of $538 on a revolving credit line issued by its bank.

The Company currently uses the office space and equipment of its management at no cost.

Promoters and Certain Control Persons

The Company’s management, through its various contacts and affiliations with other entities, including Somerset Capital, may assist the Company with due diligence in identifying a business combination target. There are currently no agreements or preliminary agreements between us and any other entities including but not limited to Somerset Capital. As of this date, Somerset Capital has not introduced any specific candidate for a potential business combination to the Company. If Somerset Capital identifies or introduces any potential business combination opportunities to the Company, the principal owners of Somerset Capital, Ltd. and Somerset Private Fund Ltd., including members of our management may purchase securities in the Company.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

11

Item 8. Legal Proceedings.

As of March 2015 the officers and management of Bakhu Holdings, Corp had abandoned the Company and ceased communications with Alexander Deshin, its majority shareholder. Management had stopped reporting under Section 15(d) and failed to file the necessary reports with the Nevada Secretary of State. Mr. Deshin, for fear of loss of his investment desired to hire a professional firm to attempt to revive the company and replace its management.

Mr. Deshin executed an irrevocable proxy appointing of Somerset Capital Ltd as his proxy for the purposes of executing its duties under NRS 78.655 on March 25, 2015 which is attached as Exhibit 99.1. Robert Stevens is the president of Somerset Capital Ltd. This proxy was executed for the purposes of attempting to protect the interest of Mr. Deshin and all other stockholders and creditors and remove the officers and directors of the Company. Specifically the proxy states “for the purposes of appointing a Receiver under NRS 78.655 for the purposes of corporate reorganization and removal of any current officers and directors of the company.” Our legal counsel advised us that a more powerful remedy was available under NRS 78.630, and Somerset Capital Ltd. subsequently filed for a Petition and Writ of Injunction and the Appointment of a Receiver under NRS 78.630.

A Petition for Writ of Injunction and the Appointment of a Receiver under NRS 78.630 was filed on July 6, 2015 in Nevada’s Eighth Judicial District. The petition was granted and ordered on August 20, 2015. The petition and order are attached as Exhibit 99.2. Somerset Capital Ltd’s Writ of injunction and Application for Receiver was granted in its entirety, and Somerset Capital Ltd, through the appointed Receiver, Robert Stevens was granted the authority to conduct the business of Bakhu Holdings, Corp.

The Receiver was granted full authority over the Company as described in the order attached as Exhibit 99.2 and allowed under statute. The Receiver terminated all known and unknown officers of Bakhu Holdings, Corp as of August 24, 2015.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Currently there is a limited public trading market for our stock. Our stock symbol is “BKUH.” The following information is from publicly available sources and may not reflect interdealer prices or mark-up or markdowns.

For the fiscal year ended July 31, 2016:

OTC Markets “Pink Sheets”(1)
Quarter Ended	High	Low
July 31, 2016	$.0066899	$.002
April 30, 2016	$.016	$.0015
January 31, 2016	$.0020999	$.0020999
October 31, 2015	$.002099	$.002

For the fiscal year ended July 31, 2017:

OTC Markets “Pink Sheets”(1)
Quarter Ended	High	Low
July 31, 2017	$.00392	$.002
April 30, 2017	$.002	$.002
January 31, 2017	$.004	$.002
October 31, 2016	$.005	$.003

(a) Market Information.

The Common Stock is trading on the OTC Markets under the symbol BKUH.

(b) Holders.

As of the date of this filing, there were 57 record holders of an aggregate of 45,000,000 shares of the Common Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

12

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Prior to the filing of this registration statement our last year-end audit was performed for the fiscal year ended July 31, 2010; and we have not had any disagreements with our former auditors. The Company has retained BF Borgers CPA PC to provide audit services for this registration statement.

Item 9A. Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer (who is acting as our principal executive officer, principal financial officer and principle accounting officer) to allow for timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, our management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As of July 31, 2017, the end of our fiscal year covered by this Report, and since we were dormant and were in receivership, we did not perform an evaluation of internal controls. Based on the foregoing our court appointed receiver has concluded that our disclosure controls and procedures were not effective as of the end of the period covered by this annual report.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control procedures. The objectives of internal control include providing management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management’s authorization and recorded properly to permit the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States. Our management assessed the effectiveness of our internal control over financial reporting as of July 31, 2017. In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework 2013 as amended Our management has concluded that, as of July 31, 2017, our internal control over financial reporting was not effective.

This annual report does not include an attestation report of our company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit our company to provide only management’s report in this annual report.

Item 9B. Other Information

None

13

Item 10. Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities in the past two years.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 150,000,000 shares of capital stock, of which 150,000,000 are shares of Common Stock. As of the date of filing this Registration Statement, 45,000,000 shares of Common Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

We have no shares of preferred stock authorized or issued.

(b) Debt Securities.

None.

(c) Warrants and Rights.

None.

(d) Other Securities to Be Registered.

None.

14

Item 12. Indemnification of Directors and Officers.

With certain exceptions, under Section 78.138 of the Nevada Revised Statutes, directors and officers of the Company will not be individually liable to the Company, its stockholders or creditors for any damages as a result of any act or failure to act in their capacity as a director or officer unless it is proven that the act or failure to act breached fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud, or a knowing violation of law.

Pursuant to our Bylaws, we are required to indemnify and hold harmless, to the fullest extent permitted by Nevada law, each officer and director of the Company who is made or is threatened to be made a party or are otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of ours or, while a director or officer of ours, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, against all expenses, liabilities and losses (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. Under Nevada law, any such indemnification is only available if such person is not liable under Section 78.138 of the Nevada Revised Statutes, as described above, or such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Pursuant to Section 78.7502 of the Nevada Revised Statutes, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines that the person is entitled to such indemnity. The indemnification provided by our Bylaws is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the Company’s Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors, or otherwise and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

The Company is entitled to purchase insurance on behalf of the officers and directors of the Company

Item 13. Financial Statements and Supplementary Data.

We set forth below a list of our financial statements included in this Registration Statement on Form 10:

•	Audited financial statements of Bakhu Holdings Corp for the period ending July 31, 2016 and July 31, 2017.

15

BAKHU HOLDINGS, CORP.

FINANCIAL STATEMENTS

July 31, 2016-17 (audited)

16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Bakhu Holdings, Corp.:

We have audited the accompanying balance sheets of Bakhu Holdings, Corp. (“the Company”) as of July 31, 2017 and July 31, 2016 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Bakhu Holdings, Corp., as of July 31, 2017 and July 31, 2016, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note (b) to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC

Lakewood, CO

October 31, 2017

F-1

BAKHU HOLDINGS, CORP.

Balance Sheets (audited)

	July 31, 2017	July 31, 2016
ASSETS
Current Assets
Cash	$98	-
Total Assets	$98	-

LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$66,265	19,007
Accrued interest	1,577	200
Notes payable	10, 53 8	10,400
Short term borrowings-related parties	9,050	-
Total Current Liabilities	$87,430	29,607

Stockholders’ Deficit
Common stock, $0.001 par value, 150,000,000 shares authorized 45,000,000 shares issued & outstanding at July 31, 2017 and July 31,2016	45,000	45,000
Additional paid in-capital	2,000	2,000
Stockholders’ Deficit	(134,332)	(76,607)
Total stockholders’ deficit	(87,332)	(29,607)

Total liabilities & stockholders’ deficit	$98	$-

The accompanying notes are an integral part of these financial statements.

F-2

BAKHU HOLDINGS, CORP.

Statements of Operations (audited)

	Year Ended July 31, 2017	Year Ended July 31, 2016

Revenue		$-

Expenses
Professional fees	47,717	23,200
Administrative expenses	8,573	6,207
Total operating expenses	56,290	29,407

Loss from operations	(56,290)	(29,407)
Other (income) expense
Interest expense	1,435	200
Forgiveness of director loan	-	-

Net profit (loss) before provision for income taxes	(57,725)	(29,607)
Provision for Income Taxes	-	-
Net profit(loss)	$(57,725)	$(29,607)

(Loss) per common share - Basic & diluted	$0.00	$0.00

Weighted Average Number of Common Shares Outstanding	45,000,000	45,000,000

The accompanying notes are an integral part of these financial statements.

F-3

BAKHU HOLDINGS, CORP.

Statements of Cash Flows (audited)

	Year Ended July 31, 2017	Year Ended July 31, 2016

Operating Activities
Net profit (loss)	$(57,725)	$(29,607)
Changes in operating assets
Accounts payable	47,257	19,007
Accrued interest	1,435	200
Net Cash provided by(used in) operating activities	(9,091)	(10,400)

Financing Activities
Proceeds from short term borrowings from Somerset Private Fund, Ltd.	9,189	10,400
Loans from directors
Sale of common stock
Net cash provided by(used in) financing activities	9,189	10,400

Net increase (decrease) in cash & equivalents	$98	-
Cash & equivalents at beginning of the period	$-	-
Cash & equivalents at end of the period	$98	-

Supplemental cash flow information
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

Non-Cash Activities	$-	$-

The accompanying notes are an integral part of these financial statements

F-4

BAKHU HOLDINGS, CORP.

Statements of Stockholders Equity (Deficit) (audited)

	Number of Common Shares	Amount	Additional Paid in Capital	Stockholders’ Deficit	Total

Balance as of July 31, 2015	45,000,000	$45,000	2,000	(47,000)	-

Net loss				(29,607)	(29,607)
Balance as of July 31, 2016	45,000,000	$45,000	2,000	(76,607)	(29,607)

Net Loss				(57,725)	(57,725)
Balance as of July 31, 2017	45,000,000	$45,000	2,000	(134,322)	(87,332)

The accompanying notes are an integral part of these financial statements

F-5

BAKHU HOLDINGS, CORP.

Notes to the Financial Statements

July 31, 2017 and July 31, 2016

1. ORGANIZATION AND BUSINESS OPERATIONS

Planet Resources, Corp (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 24, 2008. The Company is in the development stage as defined under ASC 915 and its efforts are primarily in exploration and extracting of fine, extra-fine and fine-dispersed gold from tailings or refuse of mining and processing industry (technogenic deposits). In May 2009 the Company also began to look for other types of business to pursue that would benefit the shareholders. In order to pursue businesses that may not be in the mining industry the name of the Company was changed with the approval of the Directors and Shareholders to Bakhu Holdings, Corp. on May 4, 2009(“Bakhu, or the “Company”).

Bakhu has been dormant since April 30, 2011. In Case Number A-14-720990-C, Nevada’s 8th Judicial District appointed Robert Stevens as Receiver for Bakhu on August 20, 2015. This Report and the financials included within, has been prepared in September 2017 based on information currently available.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, April 24, 2008 through July 31, 2017 the Company has accumulated losses of $134,322

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $134,322 as of July 31, 2017 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

F-6

d) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company’s functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 105,”Earnings per Share”. ASC 105 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

j) Fiscal Periods

The Company’s fiscal year end is July 31.

3. COMMON STOCK

The authorized capital of the Company is 150,000,000 common shares with a par value of $ 0.001 per share.

In May 2008, the Company issued 75,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $5,000.

In November 2008 and December 2008, Company issued 21,000,000 shares of common stock at a price of $0.03 per share for total cash proceeds of $42,000.

F-7

On May 1, 2009 the Directors and Shareholders approved the cancellation of 51,000,000 common shares owned by Company President Alexander Deshin and Corporate Secretary Maksim Selivanov. This left the Company with 45,000,000 common shares outstanding

On May 4, 2009 the Directors and Shareholders approved increasing the authorized share capital of the Company from 75,000,000 to 150,000,000 common shares.

On May 4, 2009 the Directors and Shareholders approved a 15 for 1forward split of the Company’s common shares where the outstanding shares of the Company went from 3,000,000 to 45,000,000. All share figures in the financial statements have been restated to reflect the split.

There have been no share issuances since May 4, 2009

4. INCOME TAXES

As of July 31, 2017, the Company had net operating loss carry forwards of approximately $134,322 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTIONS

Appointment of Receiver

In Case Number A-14-720990-C, Nevada’s 8th Judicial District appointed Robert Stevens as Receiver for Bakhu on August 20, 2015.

Loan forgiveness

On March 25, 2015, pursuant to an agreement between Mr. Alexander Dreshkin, a former director, and the Company, Mr. Dreshkin agreed to forgive $36,442 that he had loaned to the Company in April 30, 2011.

Short term financings

On May 19, 2016, we borrowed $10,000 in short term financing in the form of receiver certificates at an interest rate of 10%.These borrowings were incurred to help us pay for certain expenses associated with the administration of the receivership action as well as other basic corporate needs. This receiver certificate was purchased by an unrelated individual. T he Company also has a current balance owed on its bank credit line of $538 .

As of July 31, 2017 the Company has indebtedness of $ 9,050 to Somerset Private Fund, Ltd. , an entity controlled by Mr. Stevens, which is considered to be a related party transaction an d the Receiver by virtue of his court appointment is an affiliate and a related party. Loan amounts total $19,588 as of July 31, 2017 from both related and u nrelated parties.

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing of this Form 10 and determined that there have been no subsequent events that have occurred that would require adjustments to our disclosures in the consolidated financial statements.

F-8

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 above.

(b) Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation and Amendments
3.2	By-Laws
4.1	Receiver Certificate Issued May 18, 2016
4.2	Revolving Promissory Note issued March 25, 2017
99.1	Voting Agreement and Irrevocable Proxy
99.2	Motion and Order for Writ of Injunction and appointment of Receiver

17

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: December 6, 2017	By:	/s/ Robert Stevens
Robert Stevens
Receiver in #A15-720990-C
Acting under its statutory authority

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